Incorporated under the Canada Business Corporations Act
Constituée en vertu de la Loi canadienne sur les sociétés par actions

ISIN: CAMTL1677001
CUSIP: MTL167701

NUMBER / NUMÉRO

4292110

Enerkem

SHARES / ACTIONS

12345678901

This certifies that | Les présentes attestent que

** PROOF **

is the registered holder of | est le détenteur immatriculé de

12345678901

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE OF
ENERKEM INC.
transferable only on the books of the Corporation upon surrender of this certificate properly endorsed by the holder hereof in person or by attorney. This certificate shall not become valid until countersigned by the transfer agent and registered by the registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by the facsimile signature of its duly authorized officers.

ACTIONS ORDINAIRES SANS VALEUR NOMINALE, ENTIÈREMENT LIBÉRÉES ET NON SUSCEPTIBLES D'APPELS SUBSÉQUENTS, DE
ENERKEM INC.
transférables seulement aux livres de la Société sur remise de ce certificat dûment endossé par le détenteur personnellement ou par son procureur. Ce certificat ne deviendra valide qu'après avoir été contresigné par l'agent des transferts et enregistré par l'agent chargé de la tenue des registres de la Société.

EN FOI DE QUOI la Société a fait signer ce certificat par le facsimilé de la signature de ses dirigeants dûment autorisés.

President and CEO / Président et chef de la direction

Senior Vice President and CFO
Premier vice-président et chef de la direction financière

Date: MAR 01, 2012

Countersigned and Registered CIBC Mellon Trust Company Transfer Agent and Registrar or American Stock Transfer & Trust Company, LLC as Co-Transfer Agent

Contresigné et Enregistré Compagnie Trust CIBC Mellon agent des transferts et agent chargé de la tenue des registres ou American Stock Transfer & Trust Company, LLC co-agent des transferts

By / Par: ______________________

Authorized signature / Signature autorisée

The shares are transferable at the principal stock transfer office of CIBC Mellon Trust Company in Montreal, Toronto or at the office of American Stock Transfer and Trust Company, LLC, Brooklyn, N.Y.

Les actions sont transférables au bureau de transfert principal de Compagnie Trust CIBC Mellon à Montréal, Toronto ou au bureau de American Stock Transfer and Trust Company, LLC, Brooklyn, N.Y.

1677001 0 G DUMMY PROOF - 00058578

SECURITY INSTRUCTIONS ON REVERSE | VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

99999999 C3894800

4292110

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.
PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.

For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto
Pour valeur reçue, le soussigné vend, cède et transporte à

____

(**Print** name(s) of person(s) to whom the securities are being transferred and the address for the register / **Écrivez** le nom de la ou des personnes à qui les titres sont transférés et l'adresse pour le registre)

____

____ shares/ actions

(number of shares if blank, deemed to be all / nombre d'actions - s'il n'y a rien d'écrit, la totalité est présumée)

of the Corporation represented by this certificate, and hereby irrevocably constitutes and appoints ______________________ the attorney of the undersigned to transfer the said securities with full power of substitution in this matter:

de la Société représentées par le présent certificat et constitue et nomme irrévocablement par les présentes ______________________ procureur du ou des soussignés pour transférer lesdits titres avec plein pouvoir de substitution à cet égard:

Dated /
Fait le ____________________

Signature Guarantee(s)* /
Garantie des signatures*
(the transfer cannot be processed without acceptable guarantees of all signatures / le transfert ne peut être effectué sans une garantie acceptable de chaque signature)

Transferor(s) Signature(s)* /
Signature du ou des cédants*

____

____

____

*For transfers signed by the registered holder(s), the signature(s) must correspond with the name(s) on the certificate(s) or statement in every particular, without any changes. The signature(s) on this form must also be guaranteed by one of the following methods:

In Canada and the US: a **Medallion Guarantee** obtained from a member of an acceptable Medallion Guarantee Program (STAMP, SEMP or MSP). Many banks, credit unions and broker dealers are members of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words "Medallion Guaranteed".

In Canada: a **Signature Guarantee** obtained from a major Canadian Schedule I bank that is not a member of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words "Signature Guaranteed".

Outside Canada and the US: holders must obtain a guarantee from a local financial institution that has a corresponding affiliate in Canada or the US that is a member of an acceptable Medallion Guarantee Program. The corresponding affiliate must overguarantee the guarantee provided by the local financial institution.

*Veuillez lire les instructions qui suivent pour s'assurer que votre demande de transfert soit acceptable. Concernant les transferts signés par le(s) détenteur(s) inscrit(s), toute signature doit correspondre exactement avec le(s) nom(s) sur le ou les certificats, sans aucun changement. De plus, la signature doit être garantie d'une des façons suivantes:

Au Canada et aux États-Unis: Une **garantie de signature Médaillon** doit être obtenue du membre d'un programme de garantie de signature Médaillon acceptable (STAMP, SEMP ou MSP). Un nombre de banques, caisses de crédit et courtiers en valeurs mobilières sont membre d'un programme de garantie de signature Médaillon. Le garant doit apposer un timbre comportant les mots "Medallion Guaranteed" à l'espace indiqué ci-haut.

Au Canada: Une **garantie de signature** doit être obtenue d'une principale banque à charte canadienne de l'Annexe I, qui n'est pas membre d'un programme de garantie de signature Médaillon. Le garant doit apposer un timbre comportant les mots "Signature Guaranteed" à ou à Signature garantie à l'espace indiqué ci-haut.

À l'extérieur du Canada et des États-Unis: les détenteurs doivent obtenir une garantie d'une institution financière locale ayant une filiale au Canada ou aux États-Unis qui est membre d'un programme de garantie de signature Médaillon acceptable. La filiale veillera à ce que la signature fasse l'objet d'une sur-garantie.